Exhibit 23





                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-21781) pertaining to the Employees' Stock Purchase Plan of Universal Leaf Tobacco Company, Incorporated and Designated Affiliated Companies and in the related Prospectus of our report dated June 25, 1996, with respect to the financial statements and schedules of the Employees' Stock Purchase Plan of Universal Leaf Tobacco Company, Incorporated and Designated Affiliated Companies included in this Annual Report (Form 11-K) for the year ended December 31, 1995.




                                         /s/ Ernst & Young LLP



Richmond, Virginia

June 25, 1996